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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF BROBECK, PHLEGER & HARRISON LLP]

                                  July 5, 2000



DuPont Photomasks, Inc.
131 Old Settlers Boulevard
Round Rock, Texas 78664

Ladies and Gentlemen:

          We have acted as counsel to DuPont Photomasks, Inc. (the "Company") in connection with the proposed issuance of up to $100,000,000 aggregate principal amount of Convertible Subordinated Notes due 2004 (the "Notes"), which are convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The Notes and the Common Stock into which the Notes may be converted are described in the registration statement on Form S-3 relating to such Notes and the Common Stock filed by the Company with the Securities and Exchange Commission (as amended, the "Registration Statement"). Capitalized terms used herein that are not otherwise defined herein have the meaning assigned to such terms in the Registration Statement.

          In rendering the opinion set forth below, we have examined copies, certified or otherwise identified to our satisfaction, of the following documents and are relying upon the truth and accuracy of the statements, covenants, representations and warranties set forth therein:

          1.  The Registration Statement;

          2.  The Form of Indenture;

          3.  The Form of Underwriting Agreement; and

          4. Such other agreements and documents as we have considered necessary or appropriate for the purpose of rendering the opinion set forth below.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding the United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the Common Stock into which the Notes may be converted set forth in the Registration Statement under the heading "Material Federal Income
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                                                              Board of Directors
                                                         DuPont Photomasks, Inc.
                                                                    July 5, 2000
                                                                          Page 2


Tax Considerations," insofar as such statements constitute statements of law or legal conclusions, are correct in all material respects.

          This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the purchase, ownership and disposition of the Notes and the Common Stock into which the Notes are converted. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

                                         Respectfully,


                                         /s/ Brobeck, Phleger & Harrison LLP
                                         BROBECK, PHLEGER & HARRISON LLP